April 30, 2024

SS BEVERAGES 1, INC.

Form C-AR

This Form C-AR (including the cover page and all exhibits attached hereto, the “Form C-AR”) is being furnished by SS Beverages 1, Inc., a Delaware corporation (the “Company,” as well as references to “we,” “us,” or “our”) for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission (“SEC”).

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website at https://flybeverage.com/ no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF (§ 227.202(b)) by (1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, (2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record, (3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, (4) the repurchase of all the securities sold pursuant to Regulation CF by the Company or another party, or (5) the liquidation or dissolution of the Company.

The date of this Form C-AR is April 30, 2024.

ABOUT THIS FORM C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide any information or make any representations other than those contained in this Form C-AR. The information contained in this Form C-AR and any documents incorporated by reference herein is accurate only as of the date of those respective documents, regardless of the time of delivery of this Form C-AR.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C-AR and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein are based on reasonable assumptions we have made in light of our industry experience, perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C-AR or any documents incorporated by reference herein is accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C-AR or to conform these statements to actual results or to changes in our expectations.

i

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this Form C-AR. This summary may not contain all of the information that may be important to you. You should read this entire Form C-AR carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

SS Beverages 1, Inc., which was incorporated in the State of Delaware as a corporation on December 13, 2022, is a California-based beverage company that owns intellectual property for cannabis infused beverages.

The Company is located 440 N Barranca Avenue, #2123 Covina, California 91723

The Company’s website is https://unclearnies.com/

The Company conducts business in the State of California and sells its products.

to dispensaries and consumers through the internet throughout the United States.

RISK FACTORS

In addition to the risks specified below, the Company is subject to the same risks that all companies in its business, and all companies in the economy, are exposed to. These include, but are in no way limited to, risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies.

Risks Related to the Company’s Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan. There can be no assurance that we will operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by early-stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, a lack of sufficient revenue, as well as the inherent business risks associated with our Company and present and future market conditions. Future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, reputation, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

A global economic downturn could result in a reduced demand for our product and services and increased volatility in our revenues.

Uncertainty about current and future economic conditions may cause our clients to reign in their spending generally, the impact of which may be that they stop or delay their spending on products and services. If these general economic conditions persist or continue to worsen, our future operating results could be adversely affected, particularly relative to our current expectations. In addition, reduced consumer spending may drive us and our competitors to offer products at promotional prices, which would have a negative impact on gross profit. A continued softening in consumer sales may adversely affect our clients’ industries, businesses and results of operations, as well as our own. Consequently, demand for our products could be materially different from expectations, which could negatively affect our results of operations and cause our revenues to decline.

Liability for inaccurate information or misuse of information could adversely impact our financial condition and operations.

Under general legal concepts and, in some instances, by specific state and federal statute, the Company could be held liable for inaccurate information or misuse of the information derived from our employees product testing and screening vendors. The Company maintains internal policies designed to help ensure that the information it retrieves are accurate, but a failure to comply with those policies may result in inaccurate information or the misuse of such information. Uninsured losses from such claims could adversely impact the operations and financial condition of the Company.

2

The Company may face future litigation, which could be costly and could distract the attention of management.

The Company could be subject from time to time to claims, litigation, or threats of litigation, from third-parties, including employees or former employees, customers, competitors, and others. Regardless of the merit of any claim, these actions are time-consuming and costly to evaluate and defend, and can impose a significant burden on management and employees. The outcome of any litigation is inherently uncertain, and there can be no assurances that favorable interim or final outcomes will be obtained in any cases or at all. The Company may decide to settle lawsuits and disputes on terms that are unfavorable to it.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations, such as investment adviser registration requirements, laws and regulations and we expect these costs to increase going forward. This risk disclosure cannot address or anticipate every possible current or future regulation that might affect the Company. Such regulations may have a significant impact on the products produced and where they are sold, including restricting the types of customers that may be sold certain products, requiring them to disclose certain confidential information. The Chief Executive Officer, in their sole and absolute discretion, may cause the Company to be subject to certain regulations if they believe that such business activity is in the Company’s best interest, even if such regulations may have a detrimental effect on one or more investors. The violation of these or future requirements or laws and regulations could result in regulatory, civil, or criminal sanctions against us, which may include fines, a cease an desist order against the subject operations or even revocation or suspension of our ability to operate. As a result, we have incurred and will continue to incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to such third parties for losses suffered or incurred as a result of claims of intellectual property infringement, misappropriation or other violation, damages caused by us to property or persons or other liabilities. The terms of these contractual provisions often survive termination or expiration of the applicable agreement. Large indemnity payments or damage claims from contractual breach could harm our business, results of operations and financial condition. Although we generally attempt to contractually limit the scope of our liability with respect to such obligations, we may not always successful and we may incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other current and prospective customers, reduce demand for our products and harm our business, financial condition and results of operations.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

The Company’s success depends on the experience and skill of its executive officers and key employees and/or advisors.

We are dependent on our executive officers and key employees and/or advisors. These persons may not devote their full time and attention to the matters of the Company. The loss of our executive officers and key employees and/or advisors could harm the Company’s business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key person insurance will not ameliorate all of the risk of relying on key personnel.

Security breaches of confidential client information or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and client and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, clients’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

3

We rely on various intellectual property rights, including trademarks, in order to operate our business.

The Company relies on certain intellectual property rights to operate its business. The Company’s intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken or will take to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We continue to face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our services or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our clients or other third-parties, create system disruptions, or cause shutdowns. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with consumer protection laws could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. If such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations, such as local licensing requirements, consumer protection, health and safety and other regulatory laws and we expect these costs to increase going forward. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we will incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

4

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C-AR, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

BUSINESS

Description of the Business

The Company develops and sells cannabis infused beverage products. The Company’s headquarters are in Covina, California and began operations in 2020.

Business Plan

The Company is a legacy, California-based beverage company changing the way people perceive, consume and enjoy cannabis. The Company’s mission is to create the world’s most approachable, accessible, and iconic cannabis brand.

Competition

The Company’s competitors include cannabis infused beverage and product companies, such as St. Ides Keef Cola, Sip Elixirs, Cann Social Tonics and BREZ.

Customer Base

The Company’s primary clients and customers are dispensaries in California, Oregon and Nevada. The Company also supplies products, including certain hemp derived products to liquor stores and convenience stores across Minnesota and New Jersey.

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.

Supply Chain

The Company sells products online and is reliant upon online platforms to engage potential clients, coordinate with suppliers and manufacturers, as well as identify and communicate with operational talent. The Company’s online portal is hosted and provided by Amazon Web Service and Google.

5

Intellectual Property

Application or
Registration #	Title	Description	File Date	Grant Date	Country
9378964	UNCLE ARNIE’S	Class 32: Cannabis infused iced tea lemonade beverage; Carbonated cannabis infused iced tea lemonade beverage.	15-Apr-2024	Pending	USA (Arizona)
9378969	UNCLE ARNIE’S & Design	Class 32: Cannabis infused iced tea lemonade beverage; Carbonated cannabis infused iced tea lemonade beverage.	15-Apr-2024	Pending	USA (Arizona)
02025835	UNCLE ARNIE’S & Design	Class 30: Cannabis infused iced tea lemonade beverage, including carbonated and non-carbonated iced teas and lemonade. Class 32: Cannabis infused fruit punches and fruit juices.	04-Nov-2022	04-Nov-2022	USA (California)
02006845	UNCLE ARNIE’S ICED TEA LEMONADE	Class 30: Cannabis iced tea lemonade beverage including carbonated and non-carbonated iced teas and lemonade.	14-Oct-2020	14-Oct-2020	USA (California)
02005339	UNCLE ARNIE’S ICED TEA LEMONADE & Design	Class 30: Cannabis iced tea lemonade beverage including carbonated and non-carbonated iced teas and lemonade.	11-Jun-2020	11-Jun-2020	USA (California)
118620	UNCLE ARNIE’S	Class 32: Cannabis infused iced tea lemonade beverage, including carbonated and non-carbonated cannabis infused iced tea.	18-Apr-2024	18-Apr-2024	USA (Illinois)
118621	UNCLE ARNIE’S & Design	Class 32: Cannabis infused iced tea lemonade beverage, including carbonated and non-carbonated cannabis infused iced tea.	18-Apr-2024	18-Apr-2024	USA (Illinois)
Filed	UNCLE ARNIE’S	Class 32: Cannabis infused iced tea lemonade beverage, including carbonated and non-carbonated cannabis infused iced tea lemonade beverages.	Pending	Pending	USA (Minnesota)
Filed	UNCLE ARNIE’S & Design	Class 32: Cannabis infused iced tea lemonade beverage, including carbonated and non-carbonated cannabis infused iced tea lemonade beverages.	Pending	Pending	USA (Minnesota)
202400049155-26	UNCLE ARNIE’S	Class 45: Cannabis iced tea lemonade beverage, including carbonated and non-carbonated iced teas and lemonade.	08-Feb-2024	08-Feb-2024	USA (Nevada)
202400049157-20	UNCLE ARNIE’S & Design	Class 45: Cannabis iced tea lemonade beverage, including carbonated and non-carbonated iced teas and lemonade.	08-Feb-2024	08-Feb-2024	USA (Nevada)
52419	UNCLE ARNIE’S	Class 132: Cannabis iced tea lemonade beverage, including carbonated and non-carbonated iced teas and lemonade.	03-Mar-2023	03-Mar-2023	USA (Oregon)
52420	UNCLE ARNIE’S & Design	Class 132: Cannabis iced tea lemonade beverage, including carbonated and non-carbonated iced teas and lemonade.	03-Mar-2023	03-Mar-2023	USA (Oregon)

The Company also owns the following domain names and Instagram social media handles: Unclearnies.com, @UncleArnies, @OfficialUncleArnies on Instagram.

Litigation

The Company is not subject to any current litigation or threatened litigation.

6

DIRECTORS, OFFICERS AND KEY PERSONS

The directors, officers and key persons of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the last two (2) years.

Directors

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Two (2) Years	Education
Theodore Terris	Director, Chief Executive Officer (CEO)	● 2022 to present: Director, CEO, SS Beverages, responsible for brand development, product, team oversight, and fundraising.	Brandeis University

Alberto Esquenazi	Director, President	● 2022 to present; Director, President and COO, SS Beverages, responsible for negotiation of commercial agreements and growth strategy.	Israel Institute of Technology (M.S.c 2006); Universidad Iberoamericana (B.S. 2002)

Assaf Herslikovich	Director, Chief Revenue Officer (CRO)	● 2022 to present; Director, CRO, SS Beverages, responsible for all revenue generation processes.	Holon Institute of Technology (B.A. 2012)

Jimmy Kleiman	Director, Chief Operations Officer (COO)	● 2023 to present; Director and COO; previously Chief Strategy Officer; SS Beverages, responsible for negotiation of commercial agreements and growth strategy.	The Hebrew University of Jerusalem (MBA 2019; BBA 2017)

Officers

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years	Education
Theodore Terris	CEO	● 2021 to present: Director, CEO, SS Beverages, responsible for brand development, product, team oversight, and fundraising.	Brandeis University

Alberto Esquenazi	President	● 2022 to present; Director, President and COO, SS Beverages, responsible for negotiation of commercial agreements and growth strategy.	Israel Institute of Technology (M.S.c 2006); Universidad Iberoamericana (B.S. 2002)

Assaf Herslikovich	CRO	● 2022 to present; Director, CRO, SS Beverages, responsible for all revenue generation processes	Holon Institute of Technology (B.A. 2012)

Jimmy Kleiman	COO	● 2023 to present; Director and COO; previously Chief Strategy Officer; SS Beverages, responsible for business strategy and day to day operations of the Company.	The Hebrew University of Jerusalem (MBA 2019; BBA 2017)

Indemnification

Indemnification is authorized by the Company to officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

As of January 1, 2024, the Company had 8 employees.

7

OWNERSHIP

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, the beneficial owners are listed along with the amount they own.

Name	Amount and Type or Class Held	Percentage Ownership
SCG USA Inc.	Common Stock	52.2%

8

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

Operations

SS Beverages 1, Inc. (the “Company”) was incorporated on December 13, 2022 under the laws of the State of Delaware, and is headquartered in Covina, California. The number of authorized shares of the Company’s common stock is maintained at two hundred thousand (200,000) at a par value of $0.0001.

Cash and Cash Equivalents

As of December 31, 2023, the Company had an aggregate of $275,796.91 cash and cash equivalents.

Liquidity and Capital Resources

The proceeds from the offering are essential to our operations. We shall use the proceeds as set forth under the section titled “Use of Proceeds” in our Form C, which is an indispensable element of our business strategy.

Material Changes and Other Information

Trends and Uncertainties

Please see the financial statements attached as Exhibit A for subsequent events and applicable disclosures.

Previous Offerings of Securities

Other than the Regulation CF offering, we have made the following issuances of securities within the last two years:

Security Type	Principal Amount of Securities Sold	Amount of Securities Issued	Use of Proceeds	Issue Date	Exemption from Registration Used or Public Offering
SAFE (Simple Agreement for Future Equity)	$2,030,000	71,474	Business operations of the Company	From August 31, 2023 through February 14, 2024	Section 4(a)(2)

Summary Capitalization

	Shares Authorized	Shares Issued and Outstanding
Common (O) Stock	200,000	102,218
Series Seed Preferred (PS) Stock	10,000	2,844
Series Seed-1 Preferred (PS1) Stock	90,000	58,970
Note St Preferred (NS1) Stock	28,500
Ordinary shares warrant block (OW)		5,493
2021 Equity Incentive Plan	45,000

9

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister- in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company has conducted the following transactions with related persons:

1.	Since October of 2021, the Company is party to a management services agreement with the parent entity of SCG USA Inc., pursuant to which the parent entity of SCG USA Inc. provides the Company with management services in connection with its operations. SCG USA Inc. owns more than 20% of the outstanding voting securities of the Company.

10

RESTRICTIONS ON TRANSFER

Any securities sold pursuant to Regulation CF may not be transferred by any investor of such securities during the one-year holding period beginning when the securities were issued, unless such securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an initial public offering; or (4) to a member of the family of the investor or the equivalent, to a trust controlled by the investor, to a trust created for the benefit of a member of the family of the investor or the equivalent, or in connection with the death or divorce of the investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each investor should be aware that although the securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

In addition to the foregoing restrictions, prior to making any transfer of the Securities or any capital stock into which they are convertible, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

In addition, the Investor may not transfer the Securities or any capital stock into which they are convertible to any of the Company’s competitors, as determined by the Company in good faith.

Furthermore, upon the event of an IPO, the capital stock into which the Securities are converted will be subject to a lock-up period and may not be lent, offered, pledged, or sold for up to 180 days following such IPO.

11

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Theo Terris
(Signature)

Theo Terris
(Name)

CEO
(Title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alberto Esquenazi
(Signature)

Alberto Esquenazi
(Name)

President
(Title)

April 30, 2024
(Date)

Instructions.

1. The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

2. The name of each person signing the form shall be typed or printed beneath the signature. Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

EXHIBIT A

Financial Statements

SS Beverages 1, Inc.

Unaudited Financial Statements for the Years Ending December 31, 2023 and 2022

SS Beverages 1, Inc.

BALANCE SHEET

As of December 31, 2023 and 2022 (Unaudited)

	2023	2022

ASSETS
Current Assets
Cash and cash equivalents	$275,796.9	$82,320.59
Accounts receivable	$526,355.94	$193,229.04
Prepaid expenses	$4,000.00$	$0
Total Current Assets	$2,130,899.97	$1,064,664.25

Total Fixed Assets, net	$8,800.00	$0

Total Assets	$2,139,699.97	$1,191,810.28

LIABILITIES AND MEMBERS’ CAPITAL

Total Liabilities	$2,623,298.89	$1,237,097.47

MEMBERS’ CAPITAL, if any	$5,670,689.04	$4,554,078.62

Retained Earnings (Accumulated Deficit)	$-6,154,287.96	$-4,599,365.81

Total Members’ Capital	$-483,598.92	$-45,287.19

Total Liabilities and Members’ Capital	$2,139,699.97	$1,191,810.28

SS Beverages 1, Inc.

STATEMENT OF OPERATIONS

For Years Ending December 31, 2023 and 2022 (Unaudited)

	2023	2022
Revenues	$4,480,221.32	$2,522,584.37
Cost of revenues	$2,115,308.72	$1,572,340.77
Gross profit (loss)	$2,364,912.60	$950,243.60

Operating expenses
Total operating expenses	$3,512,238.75	$3,697,054.62

Net Income (Loss)	$-1,573,422.27	$-2,943,476.19

SS BEVERAGES 1, INC.

STATEMENT OF MEMBERS’ CAPITAL

For Year Ending December 31, 2023 and 2022

(Unaudited)

	Member Capital	Retained Earnings	Total Members’ Capital

Balance as of December 31, 2022	$4,554,078.82	$-4,599,365.81	$1,191,810.28
Balance as of December 31, 2023	$5,670,689.04	$-6,154,287.96	$2,139,699.97

SS BEVERAGES 1, INC.

STATEMENT OF CASH FLOWS

For Years Ending December 31, 2023 and 2022

(Unaudited)

	2023	2022

Operating Activities
Net Income (Loss)	$-1,573,422.27	$-2,943,476.19

Net cash used in operating activities	$-2,282,834.22	$-3,070,748.30

Investing Activities
Purchase of equipment	$-8,800	$0

Net change in cash from investing activities	$-8,800	$0

Financing Activities
Proceeds from issuance of debt	$1,500,000	$850,000
Issuance of common stock, net of offering costs	$0	$0
Members’ contributions, net of distributions	$985,110,54	$2,215,454

Net change in cash from financing activities	$2,485,110.54	$3,065,454

Net change in cash and cash equivalents	$193,476.32	$-5,294.30

Cash and cash equivalents at beginning of period	$82,320.59	$87,614.89
Cash and cash equivalents at end of period	$275,796.91	$82,320.59

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	100,539.10	$344,447.73
Cash paid for income taxes	$800	$1,600

CERTIFICATION

I, Theodore Terris, Chief Executive Officer of SS Beverages 1, Inc., certify that the financial statements of SS Beverages 1, Inc. included in this Form C-AR are true and complete in all material respects.

Dated: April 30, 2024	/s/ Theo Terris
Theo Terris
CEO